     As filed with the Securities and Exchange Commission on May 16, 2000

                                                    Registration No. 333-_______

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  ----------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  ----------

                                MOTOROLA, INC.
            (Exact name of registrant as specified in its charter)

                 Delaware                              36-1115800
     (State or other jurisdiction of      (I.R.S. Employer Identification No.)
      incorporation or organization)

        1303 East Algonquin Road                          60196
          Schaumburg, Illinois                          (Zip Code)
(Address of Principal Executive Offices)

                  C-Port Corporation 1997 Stock Incentive Plan
                            (Full title of the plan)

                               ----------------

                               Carl F. Koenemann
              Executive Vice President and Chief Financial Officer
                                 Motorola, Inc.
                            1303 East Algonquin Road
                           Schaumburg, Illinois 60196
                    (Name and address of agent for service)

                                 (847) 576-5000
         (Telephone number, including area code, of agent for service)

                               ----------------

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
  Title of securities      Amount to be       Proposed maximum offering            Proposed maximum                 Amount of
   to be registered      registered(1)(2)        price per share (3)          aggregate offering price (3)     registration fee (3)
------------------------------------------------------------------------------------------------------------------------------------
  Motorola, Inc.
  Common Stock,
  $3 Par Value (4)       95,449 shares (2)              $90.41                         $8,629,545                     $2,279
====================================================================================================================================

(1) Plus an indeterminate number of shares which may be required to be issued or may be issued pursuant to Section 4(c) of the C-Port Corporation 1997 Stock Incentive Plan.

(2) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended, on the basis of the average of the high and low reported sales price of Motorola's Common Stock on the New York Stock Exchange - Composite Tape on May 11, 2000.

(3) Includes the associated preferred stock purchase rights. Prior to the occurrence of certain events, none of which have occurred as of this date, the preferred stock purchase rights will not be evidenced separately from the Common Stock.

--------------------------------------------------------------------------------

                               EXPLANATORY NOTE

     Motorola, Inc. ("Motorola" or the "Registrant"), hereby registers 95,449 shares of common stock, par value $3 per share, of Motorola ("Motorola Common Stock"), and the associated rights (the "Rights") to purchase Junior Participating Preferred Stock, Series B, par value $100 per share, in connection with the C-Port Corporation 1997 Stock Incentive Plan (the "Plan"), and also hereby registers an indeterminate number of shares of Motorola Common Stock (and the associated Rights) which may be required to be issued or may be issued pursuant to Section 4(c) of the Plan. On May 9, 2000, CP Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Motorola ("Merger Sub"), merged (the "Merger") with and into C-Port Corporation, a Delaware corporation ("C-Port"), pursuant to the Agreement and Plan of Merger, dated as of February 17, 2000, by and among Motorola, Merger Sub and C-Port. Following the Merger, Motorola Common Stock is substituted for the common stock of C-Port under the Plan.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Motorola with the Securities and Exchange Commission (the "Commission") (File No. 1-07221) are incorporated herein by reference:

     1. Motorola's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as filed with the Commission on March 22, 2000.

     2. Motorola's Current Reports on Form 8-K, as filed with the Commission on January 6, 2000 (as amended by Amendment No. 1 thereto filed on Form 8-K/A with the Commission on March 17, 2000) and March 23, 2000 (as amended by Amendment No. 1 thereto filed on Form 8-K/A with the Commission on March 24, 2000).

     3. The description of Motorola Common Stock contained in the Registration Statement on Form 8-B, dated July 2, 1973, including any amendments or reports filed with the Commission for the purpose of updating such description.

     4. The description of the Rights included in the Registration Statement on Form 8-A, dated November 5, 1998, including any amendment or report filed with the Commission for the purpose of updating such description.

     All other documents subsequently filed by Motorola pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the shares of the Motorola Common Stock offered hereby have been sold or which deregisters all the shares of the Motorola Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the shares of Motorola Common Stock offered under the Registration Statement is being passed upon for Motorola by Donald F. McLellan, Vice President, Transactions, Motorola Corporate Law Department. As of May 12, 2000, Mr. McLellan owned 447 shares of Motorola Common Stock and held options to purchase an additional 6,650 shares of Motorola Common Stock, of which options to purchase 3,150 shares were exercisable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation. Motorola's Restated Certificate of Incorporation, as amended, and its Directors' and Officers' Liability Insurance Policy provide for indemnification of the directors and officers of Motorola against certain liabilities.

Item 8.  Exhibits.

Exhibit
Number    Description
------    -----------

5.1 Opinion and consent of Donald F. McLellan, Esq., Vice President, Transactions, Motorola Corporate Law Department, as to the validity of the shares being issued.

23.1      The consent of KPMG LLP.

23.2 The consent of Donald F. McLellan, Esq., Vice President, Transactions, Motorola Corporate Law Department, is included in Exhibit 5.1.

24.1 Power of Attorney (included on the signature page to this Registration Statement).

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, State of Illinois, on the 16th day of May, 2000.

                                    MOTOROLA, INC.


                                    By: /s/ Christopher B. Galvin
                                       ----------------------------------------
                                       Christopher B. Galvin
                                       Chairman of the Board and Chief Executive
                                       Officer

     Each of the undersigned hereby constitutes and appoints Christopher B. Galvin, Robert L. Growney, Carl F. Koenemann and Anthony M. Knapp, and each of them, as attorneys for him or her and in his or her name, place and stead, and in any and all capacities, to execute and file any amendments, supplements or statements with respect to this Registration Statement, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in an about the premises, as fully, to all intents and purposes, as he or she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney, or any of them, or their or his or her substitute or substitutes, may or shall lawfully do, or cause to be done, by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                    Title                         Date
          ---------                    -----                         ----
/s/ Christopher B. Galvin
----------------------------   Chairman of the Board and           May 16, 2000
    Christopher B. Galvin      Chief Executive Officer
                               (Principal Executive Officer)
/s/ Carl F. Koenemann
----------------------------   Executive Vice President and        May 16, 2000
    Carl F. Koenemann          Chief Financial Officer
                               (Principal Financial Officer)
/s/ Anthony M. Knapp
----------------------------   Senior Vice President and           May 16, 2000
    Anthony M. Knapp           Controller
                               (Principal Accounting Officer)
/s/ Ronnie C. Chan
----------------------------   Director                            May 16, 2000
    Ronnie C. Chan

/s/ H. Laurance Fuller
----------------------------   Director                            May 16, 2000
    H. Laurance Fuller

/s/ Robert W. Galvin
----------------------------   Director                            May 16, 2000
    Robert W. Galvin

/s/ Robert L. Growney
----------------------------   Director                            May 16, 2000
     Robert L. Growney

       Signature                        Title                   Date
       ---------                        -----                   ----

/s/ Anne P. Jones
-----------------------------     Director                 May 16, 2000
    Anne P. Jones


/s/ Judy C. Lewent
-----------------------------     Director                 May 16, 2000
    Judy C. Lewent


/s/ Dr. Walter E. Massey
-----------------------------     Director                 May 16, 2000
    Dr. Walter E. Massey


/s/ Nicholas Negroponte
-----------------------------     Director                 May 16, 2000
    Nicholas Negroponte


/s/ John E. Pepper, Jr.
-----------------------------     Director                 May 16, 2000
    John E. Pepper, Jr.


/s/ Samuel C. Scott III
-----------------------------     Director                 May 16, 2000
    Samuel C. Scott III


/s/ Gary L. Tooker
-----------------------------     Director                 May 16, 2000
    Gary L. Tooker


/s/ B. Kenneth West
-----------------------------     Director                  May 16, 2000
    B. Kenneth West


/s/ Dr. John A. White
-----------------------------     Director                  May 16, 2000
    Dr. John A. White